UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2014

FRATERNITY COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54271	27-3683448
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

764 Washington Boulevard, Baltimore, Maryland 21230
(Address of principal Executive offices) (Zip Code)

(410) 539-1313
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 13, 2014, Fraternity Community Bancorp, Inc. (the “Company”) and Fraternity Federal Savings and Loan Association (the “Association”) entered into an amendment to their Change in Control Agreement (as amended, the “Agreement”) with Michelle Miller, Chief Financial Officer of the Company and the Association (the “Executive’).  The amendment to the Agreement increased the term of the Agreement from one year to 18 months, with such 18-month period beginning on May 13, 2014, increased the payment to Ms. Miller upon a change in control (as defined in the Agreement) of the Association or the Company from1.0 times her “base amount,” within the meaning of Section 280G(b)(3) of the Internal Revenue Code, to 1.5 times such base amount, and increased the period of the Executive’s continued participation in health, life and disability insurance plans of the Association from one year to 18 months following the Executive’s termination of employment within one year of a change in control.

Under the Agreement, as amended, upon a change in control of the Association or the Company followed at any time during the term of the Agreement by the termination of the Executive’s employment other than for cause (as defined in the Agreement), the Association will make a lump-sum payment to the Executive of an amount equal to 1.5 times her “base amount,” within the meaning of Section 280G(b)(3) of the Internal Revenue Code.  The Section 280G regulations define “base amount” to mean an individual’s average annual compensation includible in his or her gross income for the five taxable years (or lesser period of actual employment) preceding the year of the change in control.  In addition, for 18 months following termination of employment, Ms. Miller will continue to participate in any benefit plans of the Association that provide health, life and disability insurance under the same terms and conditions in effect on the date of her termination of employment.  In the event that payments or benefits pursuant to the Agreement would result in the imposition of a penalty tax under Section 280G of the Internal Revenue Code, the payment to Ms. Miller will be reduced to the maximum amount that may be paid under Section 280G without triggering such penalty tax.  The Agreement has a term of 18 months.  On each anniversary date, the Association’s Board of Directors may extend the Agreement for an additional year, unless Ms. Miller has given written notice at least 60 days prior to the anniversary date of her desire that the term not be extended.  Notwithstanding the foregoing, the Agreement will terminate if Ms. Miller or the Association terminates her employment prior to change in control

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K, and which is incorporated herein by reference in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of stockholders was held on May 13, 2014.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as a director of the Company, to serve for a term of three years or until his successor is elected and qualified, by the following vote:

NAME:	FOR	WITHHELD	BROKER NON-VOTES
Michael P. O’Shea	987,762	30,633	281,949
Richard C. Schultze	986,262	32,133	281,949

2.	The appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
1,300,319	0	25

3.	An advisory vote was taken on the compensation of the Company’s named Executive officers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
952,005	49,984	17,306	281,949

Item 9.01               Financial Statements and Other Exhibits

      (d)             Exhibits

Number	Description

10.1	Change in Control Agreement, as amended, between Fraternity Community Bancorp, Inc., Fraternity Federal Savings and Loan Association and Michelle Miller

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRATERNITY COMMUNITY BANCORP, INC.

Date: May 16, 2014	By:	/s/ Thomas K. Sterner
Thomas K. Sterner
Chairman of the Board, Chief Executive Officer and Chief Financial Officer